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                                                                    Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-27357 of Fifth Third Bancorp on Form S-4 of our report dated January 15, 1997, incorporated by reference in the Annual Report on Form 10-K of Fifth Third Bancorp for the year ended December 31, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.


                                                           Deloitte & Touche LLP

Cincinnati, Ohio


May 30, 1997